Exhibit 99.1

FOXO TECHNOLOGIES INC.’S CRITICAL ACCESS HOSPITAL ANNOUNCES EXPANSION OF SERVICES TO INCLUDE WOUND CARE

WEST PALM BEACH, FLORIDA—May 19, 2025 - (Globenewswire)—FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that its critical access hospital, Big South Fork Medical Center in Oneida, Tennessee, is expanding its services by offering wound care services to patients on an inpatient and outpatient basis. The hospital intends to commence such services on June 2, 2025, and expects to complete the reconfiguration of certain space at the hospital and addition of key clinical hires to facilitate this expected start date.

The hospital has experienced a growing need for wound care services particularly for diabetic patients who have wounds often characterized by excessive inflammation and reduced angiogenesis and have a higher risk for postoperative wound healing complications. According to the U.S. Centers for Disease Control and Prevention, in 2021 there were over 38 million diabetes patients in the U.S. with up to 15% of them experiencing diabetic foot ulcers.

Hal Leftwich, Chief Executive Officer of Big South Fork Medical Center stated, “We are excited about expanding our service offerings to patients in our communities. Wound care is a vital new service that we will offer to patients as we broaden our overall service offerings. This new service will build on our rural hospital that cares for over 600 patients in the emergency room and approximately 300 patients on an outpatient basis monthly.” Seamus Lagan, Chief Executive Officer of parent company, FOXO Technologies Inc., further added, “we are pleased that our rural hospital is expanding its services that will, in turn, increase revenues and are working closely with hospital management to consider options available to us to further expand our footprint in East Tennessee.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151